Jan H. Egberts, M.D. Resigns as President and CEO of NovaDel Pharma

Company Names Steven B. Ratoff as Interim President and CEO

Flemington, NJ – July 25, 2007 – NovaDel Pharma Inc. (AMEX: NVD), today announced Jan H. Egberts, M.D., has resigned as President and CEO and as a member of the Company’s Board of Directors. The NovaDel Board of Directors has appointed Steven B. Ratoff, Chairman of the Board, to serve as interim President and CEO.

Dr. Egberts stated, “I have enjoyed my tenure at NovaDel and the relationships I have forged with the Company’s employees, partners and shareholders. Now that the building blocks are firmly in place for NovaDel to move to its next phase of progress, I feel this is a good time to transition from the Company to pursue other opportunities that have interested me for some time. I am fully confident in NovaDel’s oral spray technology and the value this technology will soon provide to patients.”

“The Board of Directors thanks Dr. Egberts for his contributions to the development and growth of our company and we wish him well in his new endeavors,” commented Mr. Ratoff, Chairman of the NovaDel Board of Directors. “NovaDel is on track to meet its objectives for filing New Drug Applications for zolpidem oral spray this year and sumatriptan oral spray during the first half of 2008, and continues to explore product opportunities for its oral spray technology.”

Mr. Ratoff, a private investor, joined NovaDel’s Board in 2004 and has served as Chairman of the Board since September 2006. He also currently serves as a Venture Partner with ProQuest Investments, a healthcare-focused venture capital firm, and is a member of the Board of Directors of TorreyPines Therapeutics. Mr. Ratoff previously served as Chairman of the Board and Interim CEO of CIMA Labs, Inc., prior to its sale to Cephalon, Inc., and as Senior Vice President and Chief Financial Officer of the Pharmaceutical Group at Bristol-Myers Squibb.

The Company plans to initiate a search for a new President and CEO.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMX: NVD), visit our website at www.novadel.com.

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FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

CONTACTS:

Susan H. Griffin

(908) 782 - 3431 ext. 2423
Director, Investor Relations

NovaDel Pharma Inc.

sgriffin@novadel.com